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                                             EXHIBIT 5.1

                                             OPINION RE: LEGALITY
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                [GARY STEVEN FINDLEY & ASSOCIATES LETTERHEAD]




                                August 29, 1995



American Bancorp of Nevada
4425 Spring Mountain Road
Las Vegas, Nevada 89102

RE:  Registration Statement on Form S-8

Gentlemen:

At your request, we have examined the form of Registration Statement to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, for the offer and sale, pursuant to the American Bancorp of Nevada 1995 Stock Option Plan, of 350,000 shares of your common stock, $.05 par value (the "Common Stock") issuable upon exercise of stock options to be granted under the American Bancorp of Nevada 1995 Stock Option Plan. We are familiar with the actions taken or to be taken in connection with the authorization, issuance and sale of the Common Stock.

It is our opinion that, subject to said proceedings being duly taken and completed as now contemplated before the issuance of the Common Stock, said Common Stock, will, upon the issuance and sale thereof in accordance with the American Bancorp of Nevada 1995 Stock Option Plan referred to in the Registration Statement, be legally and validly issued and fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to said Registration Statement.

                                        Respectfully submitted,

                                        GARY STEVEN FINDLEY & ASSOCIATES


                                        By: /s/  GARY STEVEN FINDLEY
                                        -------------------------------
                                            Gary Steven Findley
                                            Attorney at Law

GSF:bl